Exhibit 99.2

Wynnchurch Capital to Acquire Luxfer Holdings PLC

in Take-Private Transaction

Rosemont, IL – July 27, 2026 – Wynnchurch Capital, L.P. (“Wynnchurch”) and Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”) today announced that they have entered into a definitive agreement under which an affiliate of Wynnchurch will acquire Luxfer in an all-cash transaction. Upon completion of the transaction, Luxfer will become a privately held company.

Luxfer is a global manufacturer of highly engineered advanced materials and components serving aerospace, defense and other mission-critical end markets. The Company operates through two market-leading segments, Elektron and Gas Cylinders, and maintains longstanding relationships with a diversified, blue-chip customer base.

“This transaction delivers compelling and certain value to our shareholders while positioning Luxfer for its next phase of growth,” said Andy Butcher, Chief Executive Officer of Luxfer. “Wynnchurch understands technically complex industrial businesses and shares our commitment to Luxfer’s employees, customers and long-term growth. We look forward to partnering with the Wynnchurch team as we begin this next chapter as a private company.”

“Luxfer is a differentiated advanced materials company with leading technical capabilities, deep metallurgical expertise and mission-critical products serving attractive aerospace, defense and demanding industrial end markets,” said Greg Gleason, Managing Partner at Wynnchurch. “We have tremendous respect for the business and management team and look forward to supporting the Company with long-term capital, operational resources and sector expertise.”

Brian Riordan, Managing Director at Wynnchurch, added, “We see meaningful opportunities to invest in innovation, operational excellence, automation, capacity expansion and commercial growth across both of Luxfer’s segments. We also believe the Company is well positioned to pursue complementary acquisitions that can broaden its capabilities, product portfolio and geographic reach.”

The transaction is currently expected to be completed prior to the end of 2026, subject to approval of Luxfer shareholders, receipt of regulatory approvals and customary closing conditions.

Lazard is acting as financial advisor to Wynnchurch, and Kirkland & Ellis LLP is acting as legal advisor to Wynnchurch. Deutsche Bank Securities Inc. is acting as exclusive financial advisor to Luxfer, and Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal advisor to Luxfer.

About Luxfer:

Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and specialty industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

About Wynnchurch Capital:

Wynnchurch Capital, L.P. is a leading middle-market private equity investment firm that has been investing in industrial businesses for more than 25 years. Wynnchurch is currently investing out of its sixth private equity fund and manages approximately $9.1 billion of assets under management. The firm’s strategy is to partner with middle-market companies that possess the potential for substantial growth and profit improvement. Wynnchurch specializes in recapitalizations, growth capital, management buyouts, corporate carve-outs, and restructurings. Recent exits include the pending sale of FloWorks to Ferguson Enterprises Inc. (NYSE: FERG) in a transaction valued at approximately $1.6 billion and sale of Labrie Environmental Group to Hiab Corporation (Nasdaq Helsinki: HIAB) in a transaction valued at approximately $1.035 billion. Recent investments include MSHS Pacific Power Group, Sterno, NABRICO Marine Products, Charter Industries, and Astro Shapes. For more information, please visit: www.wynnchurch.com or follow us on LinkedIn.

Additional Information

In connection with the proposed transaction between Luxfer and Wynnchurch, Luxfer will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Additionally, Luxfer may file other relevant materials with the SEC in connection with the proposed transaction. INVESTORS AND SECURITYHOLDERS OF LUXFER ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE NOTICES CONVENING THE SCHEME MEETING AND THE GENERAL MEETING OF LUXFER’S SHAREHOLDERS TO BE CONVENED IN CONNECTION WITH THE SCHEME OF ARRANGEMENT, AND AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF LUXFER, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT MATERIALS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive version of the proxy statement will be mailed or otherwise made available to Luxfer’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Luxfer with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Luxfer’s website at https://www.luxfer.com/investors, or by contacting Luxfer’s investor relations department at Investor.Relations@Luxfer.com.

Participants in the Solicitation

Luxfer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Luxfer’s shareholders in respect of the transaction. Information about Luxfer’s directors and executive officers is set forth in the proxy statement for Luxfer’s 2026 Annual General Meeting, which was filed with the SEC on April 30, 2026. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) demand conditions in our end markets, including customer inventory cycles and regulatory developments; (ii) customer concentration and changes in purchasing behavior; (iii) competitive pressures and pricing dynamics; (iv) global economic, geopolitical, trade and tax developments, including tariffs, export controls and other trade measures; (v) supply chain disruption, raw material and energy cost volatility, and availability of critical inputs; (vi) foreign currency fluctuations and hedging effectiveness; (vii) environmental, health and safety, climate-related and other regulatory requirements; (viii) product liability, warranty, recall and litigation risks; (ix) cybersecurity threats, data protection obligations and evolving disclosure requirements; (x) our ability to protect intellectual property and successfully innovate; (xi) pension obligations and related regulatory requirements; (xii) operational disruptions, labor relations and workforce availability; (xiii) our ability to successfully execute acquisitions and strategic initiatives; and (xiv) our level of indebtedness, financing arrangements and covenant compliance. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the U.S. Securities and Exchange Commission on February 24, 2026. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise.

For new investment opportunities, please contact:

Mike Teplitsky	Scott Fitch
Partner	Partner
mteplitsky@wynnchurch.com	sfitch@wynnchurch.com

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